SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)      August 31, 2004

Reynolds American Inc.

(Exact Name of Registrant as Specified in its Charter)

North Carolina	1-32258	20-0546644
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

401 North Main Street,
Winston-Salem, NC 27102-2990
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: 336-741-2000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CF 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01      Entry into a Material Definitive Agreement

     On August 31, 2004, the board of directors of Reynolds American Inc., referred to as RAI, granted performance shares to participants, including the executive officers disclosed below, in the Reynolds American Inc. Long-Term Incentive Plan, referred to as the LTIP. The following description is a brief summary of the material terms and conditions of the performance share grants. This summary is not intended to be complete, and is qualified in its entirety by reference to the form of performance share agreement included as Exhibit 10.1 to this report and incorporated herein by reference.

     The performance shares received by the executive officers listed below each have a value equal to the closing price of one share of RAI’s common stock, which was $75.50 as of August 31, 2004, and vest 34% on August 31, 2005, 33% on August 31, 2006 and 33% on August 31, 2007. For the performance shares to vest on each vesting date, RAI must have paid to its shareholders a dividend of at least $0.95 per share in each fiscal quarter commencing on August 31, 2004 and ending on such vesting date, unless the board of directors specifically approves the noncancellation of the performance shares upon the declaration of a quarterly dividend of less than $0.95 per share.

     In the event of a grantee’s death or permanent disability or a change of control of RAI, 100% of his or her performance shares not yet vested or cancelled will vest. In the event of a grantee’s involuntary termination of employment without cause or his or her retirement, a pro rata number of his or her performance shares will vest if not yet cancelled. Finally, in the event of a grantee’s voluntary termination of employment or termination of employment for cause, his or her performance shares not yet vested will be cancelled.

     Payment of performance shares will be made only in cash. As of the date any dividend is paid to shareholders of RAI’s common stock, the grantee will be paid an amount equal to the dividend on performance shares held by the grantee that have not yet vested or been cancelled.

     Other than the amount of performance shares granted, each grant has the same material terms and conditions as set forth in Exhibit 10.1 hereto.

     Each of the following executive officers received the following number of performance shares: Andrew J. Schindler – 40,232; Susan M. Ivey – 36,118; Lynn J. Beasley – 21,484; Charles A. Blixt – 14,801; Dianne M. Neal – 12,190; and James V. Maguire – 8,438.

ITEM 9.01.      Financial Statements and Exhibits.

(c). Exhibits.

Exhibit
Number	Description
10.1	Form of Performance Share Agreement dated August 31, 2004, between Reynolds American Inc. and the grantee named therein.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REYNOLDS AMERICAN INC.

	By:	/s/ McDara P. Folan, III

Name: McDara P. Folan, III
Title: Senior Vice President, Deputy General Counsel and Secretary

Date: September 3, 2004

INDEX TO EXHIBITS

Number	Exhibit

10.1	Form of Performance Share Agreement dated August 31, 2004, between Reynolds American Inc. and the grantee named therein.